Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275570) and Form S-8 (Nos. 333-224783, 333-211193, 333-142835, 333-181308, 333-203993, 333-265285 and 333-2971975) of Arch Capital Group Ltd. of our report dated February 26, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2026